Exhibit 99

Humana Reports Third Quarter 2011 Financial Results, Provides 2012 Financial Guidance

  Third quarter EPS of $2.67 included $0.13 of favorable prior-period reserve development
  Full-year 2011 EPS raised to $8.35 to $8.40; includes $0.57 of favorable prior-year reserve development
  2012 EPS guidance range of $7.40 to $7.60

LOUISVILLE, Ky.--(BUSINESS WIRE)--October 31, 2011--Humana Inc. (NYSE: HUM) today reported diluted earnings per common share (EPS) for the quarter ended September 30, 2011 (3Q11) of $2.67, compared to $2.32 per share for the quarter ended September 30, 2010 (3Q10). For the nine months ended September 30, 2011 (YTD11) the company reported $7.24 in EPS compared to $5.84 for the nine months ended September 30, 2010 (YTD10). Comparison of operating results for these periods is affected by the items noted below:

Consolidated Results of Operations ($ in millions except EPS)	3Q11 Pretax Income	3Q10 Pretax Income	3Q11 EPS	3Q10 EPS
GAAP	$698.7	$622.3	$2.67	$2.32
Favorable prior-period medical claims reserve development (a)	(33.9)	(83.8)	(0.13)	(0.31)
Non-GAAP (b)	$664.8	$538.5	$2.54	$2.01

Consolidated Results of Operations ($ in millions except EPS)	YTD11 Pretax Income	YTD10 Pretax Income	YTD11 EPS	YTD10 EPS
GAAP	$1,922.0	$1,575.1	$7.24	$5.84
Write-down of certain DAC (c)	-	147.5	-	0.55
Favorable prior-year medical claims reserve development (a)	(150.7)	(193.5)	(0.57)	(0.72)
Non-GAAP (b)	$1,771.3	$1,529.1	$6.67	$5.67

The company anticipates EPS of approximately $8.35 to $8.40 for the year ending December 31, 2011 (FY11) versus its previous estimate of $7.50 to $7.60. This increase in FY11 EPS guidance primarily reflects lower projected benefit expense ratios in the company’s Retail and Employer Group Segments and higher average Medicare membership.

Looking ahead to the year ending December 31, 2012 (FY12), the company projects EPS to be in the range of $7.40 to $7.60, exclusive of any future share repurchases. The company has strengthened the value proposition to the Medicare beneficiaries it serves through stable premiums and benefits in its Medicare Advantage and stand-alone PDP offerings in FY12 through its usual Medicare bid margin reset. As a result of improving its Medicare value proposition membership gains in these Medicare offerings are anticipated to be strong in the coming year.

“Our favorable results in the third quarter and year to date reflect strong operating performance across multiple businesses,” said Michael B. McCallister, Humana’s chairman of the board and chief executive officer. “In Medicare, our clear focus on strong financial protection and higher quality coordinated health care for seniors represents a powerful value proposition, and continues to drive membership growth, now nearly 4.5 million people.”

Consolidated Highlights

Revenues – 3Q11 consolidated revenues were $9.30 billion, an increase of 11 percent from $8.35 billion in 3Q10, with total premiums and services revenue also up 11 percent compared to the prior year’s quarter. The year-over-year increase in premiums and services revenue primarily reflected an increase in the revenues in both the company’s Retail and Health and Well-Being Services segments.

YTD11 consolidated revenues rose 10 percent to $27.78 billion from $25.32 billion in YTD10 with total premiums and services revenue also up 10 percent compared to the prior year’s period, driven primarily by increases in the same segments as the third quarter year-over-year increase.

Benefit expenses – The 3Q11 consolidated benefit ratio (benefit expenses as a percent of premiums) of 80.7 percent decreased by 90 basis points from 81.6 percent for the prior year’s quarter due primarily to a decline in the Retail segment benefit ratio as described below. The consolidated benefit ratio for YTD11 of 82.2 percent decreased by 20 basis points from the YTD10 consolidated benefit ratio of 82.4 percent primarily due to the declines in the benefit ratios for the Retail and Employer Group Segments.

Favorable prior-period medical claims reserve development impacted the consolidated benefit ratio year-over-year comparisons as follows:

Consolidated Benefit Ratio	3Q11	3Q10	YTD11	YTD10
GAAP	80.7%	81.6%	82.2%	82.4%
Favorable prior-period medical claims reserve development (a)	0.4%	1.1%	0.6%	0.8%
Non-GAAP (b)	81.1%	82.7%	82.8%	83.2%

Operating costs – The consolidated operating cost ratio (operating costs as a percent of total revenues less investment income) of 14.8 percent for 3Q11 compares to 12.1 percent in 3Q10 primarily reflecting the company’s December 2010 acquisition of Concentra Inc. (Concentra) and increased expenses associated with the Medicare sales season for 2012 offerings which began a month earlier than in the prior year.

The YTD11 consolidated operating cost ratio of 13.9 percent increased 130 basis points from that for YTD10 of 12.6 percent primarily due to the same factors impacting the third quarter year-over-year comparison.

The write-down of certain DAC during the second quarter of 2010 impacted the consolidated year-over-year operating cost ratio comparisons as follows:

Consolidated operating cost ratio	3Q11	3Q10	YTD11	YTD10
GAAP	14.8%	12.1%	13.9%	12.6%
Write-down of certain DAC (c)	-	-	-	(0.6%)
Non-GAAP (b)	14.8%	12.1%	13.9%	12.0%

Retail Segment Highlights

Pretax results:

  Retail Segment pretax income of $541.4 million in 3Q11 compares to $447.9 million in 3Q10. This increase was primarily due to increased average individual Medicare membership and a lower benefit ratio partially offset by a higher operating cost ratio. For YTD11, pretax earnings for the Retail Segment of $1.26 billion increased by $222.9 million versus YTD10 pretax earnings for the segment of $1.04 billion. Comparison of operating results for these periods was also affected by the items noted below:

Retail Segment Results ($ in millions)	3Q11 Pretax Income	3Q10 Pretax Income	YTD11 Pretax Income	YTD10 Pretax Income
GAAP	$541.4	$447.9	$1,261.5	$1,038.6
Write-down of certain DAC (c)	-	-	-	147.5
Favorable prior-period medical claims reserve development (a)	(32.0)	(62.9)	(103.7)	(164.9)
Non-GAAP (b)	$509.4	$385.0	$1,157.8	$1,021.2

Enrollment:

  Individual Medicare Advantage membership was 1,613,400 at September 30, 2011, an increase of 151,200 members, or 10 percent from 1,462,200 at September 30, 2010 primarily due to a successful enrollment season associated with the 2011 plan year as well as age-in enrollment throughout the year. Individual Medicare Advantage membership has increased 152,700 or 10 percent through September 2011 from 1,460,700 at December 31, 2010.
  Membership in the company’s individual stand-alone Prescription Drug Plans (PDPs) was 2,478,100 at September 30, 2011, up 789,900 or 47 percent compared to 1,688,200 at September 30, 2010 and up 807,800 or 48 percent from 1,670,300 at December 31, 2010. These increases resulted from higher gross sales primarily during the 2011 enrollment season, particularly for the company’s low-price-point Humana-Walmart plan offering, supplemented by dual-eligible and age-in enrollments throughout the year.
  HumanaOne® medical membership increased to 424,000 at September 30, 2011, an increase of 49,100, or 13 percent, from 374,900 at September 30, 2010 and an increase of 51,700 or 14 percent, from 372,300 at December 31, 2010.
  Membership in individual specialty products(d) of 755,600 at September 30, 2011 increased 55 percent from 487,000 at September 30, 2010 and up 245,600 or 48 percent from 510,000 at December 31, 2010 driven primarily by increased sales in dental and vision offerings.

Premiums and services revenue:

  3Q11 premiums and services revenue for the Retail Segment was $5.40 billion, an increase of 13 percent from $4.79 billion in 3Q10. The increase was primarily the result of 10 percent higher average Medicare Advantage membership year over year.

Benefit expenses:

  The 3Q11 benefit ratio for the Retail Segment was 78.7 percent, a decrease of 230 basis points from 81.0 percent in 3Q10. The year over year decrease in the benefit ratio is primarily due to continued progress with cost-reduction and outcome-enhancing strategies, including care coordination and disease management, combined with an increased percent of Retail membership from stand-alone PDPs that carry a lower benefit ratio. Favorable prior-period reserve development impacted the year-over-year comparison of the benefit ratio for this segment as follows:

Retail Segment Benefit Ratio	3Q11	3Q10
GAAP	78.7%	81.0%
Favorable prior-period medical claims reserve development (a)	0.6%	1.3%
Non-GAAP (b)	79.3%	82.3%

Operating costs:

  The Retail Segment’s operating cost ratio of 11.2 percent in 3Q11 increased 160 basis points from 9.6 percent in 3Q10. The increase was primarily the result of higher expenses associated with the Medicare sales season for 2012 offerings, which began a month earlier than in the prior year, as well as a higher percentage of average membership in stand-alone PDP offerings. Stand-alone PDPs carry a higher operating cost ratio than other Medicare products.

Employer Group Segment Highlights

Pretax results:

  Employer Group Segment pretax income of $45.9 million in 3Q11 compares to $79.0 million in 3Q10. For YTD11, pretax earnings for the Employer Group Segment of $293.0 million increased by $32.8 million versus YTD10 pretax earnings for the segment of $260.2 million. Favorable prior-period reserve development impacted the year-over-year comparisons of the pretax income for this segment as follows:

Employer Group Segment Results ($ in millions)	3Q11 Pretax Income	3Q10 Pretax Income	YTD11 Pretax Income	YTD10 Pretax Income
GAAP	$45.9	$79.0	$293.0	$260.2
Favorable prior-period medical claims reserve development (a)	(8.7)	(20.9)	(41.7)	(28.6)
Non-GAAP (b)	$37.2	$58.1	$251.3	$231.6

Enrollment:

  Group Medicare Advantage membership was 315,500 at September 30, 2011, an increase of 12,900 members, or 4 percent, from 302,600 at September 30, 2010, and an increase of 14,200 or 5 percent, from 301,300 at December 31, 2010.
  Group fully-insured commercial medical membership declined to 1,181,300 at September 30, 2011, a decrease of 76,600 or 6 percent, from 1,257,900 at September 30, 2010, and a decrease of 70,900 or 6 percent, from 1,252,200 at December 31, 2010. This decline primarily reflected the company’s continued dedication to pricing discipline in a highly competitive environment for large group business partially offset by small group business membership gains. Approximately 56 percent of the company’s group fully-insured commercial medical membership was in small group accounts at September 30, 2011 versus 47 percent at September 30, 2010 and 48 percent at December 31, 2010.
  Group administrative services only (ASO) commercial medical membership declined to 1,287,000 at September 30, 2011, a decrease of 173,300 or 12 percent from 1,460,300 at September 30, 2010, and a decrease of 166,600 or 11 percent, from 1,453,600 at December 31, 2010. This decline reflected a continuation of discipline in pricing services for self-funded accounts amid a highly competitive environment.
  Membership in Employer Group specialty products(d) of 6,419,300 at September 30, 2011 decreased 1 percent from 6,502,700 at September 30, 2010, and decreased 98,200 or 2 percent, from 6,517,500 at December 31, 2010.

Premiums and services revenue:

  3Q11 premiums and services revenue for the Employer Group Segment were $2.32 billion, flat from $2.32 billion in 3Q10 as reduced commercial fully-insured membership was offset by higher Medicare Advantage per-member per-month premiums.

Benefit expenses:

  3Q11 benefit ratio for the Employer Group Segment was 83.5 percent, an increase of 150 basis points, from 82.0 percent for 3Q10. The year over year increase in the benefit ratio primarily reflects both the impact of prior-period reserve development and a higher percentage of members in group Medicare Advantage plans which carry a higher benefit ratio than commercial fully-insured accounts. Favorable prior-period reserve development impacted the year-over-year comparison of the benefit ratio for this segment as follows:

Employer Group Segment Benefit Ratio	3Q11	3Q10
GAAP	83.5%	82.0%
Favorable prior-period medical claims reserve development (a)	0.3%	1.0%
Non-GAAP (b)	83.8%	83.0%

Operating costs:

  The Employer Group Segment’s operating cost ratio of 17.5 percent in 3Q11 improved from 17.6 percent in 3Q10 primarily reflecting administrative scale efficiencies associated with a 5 percent increase in average fully-insured Medicare Advantage group membership.

Health and Well-Being Services Segment Highlights

Pretax results:

  Health and Well-Being Services Segment pretax income of $83.6 million in 3Q11 increased 11 percent compared to $75.5 million in 3Q10 reflecting growth in the company’s pharmacy solutions business as well as the addition of the Concentra business acquired in December 2010.
  For YTD11, pretax earnings for the Health and Well-Being Services Segment of $267.7 million increased by $93.1 million versus YTD10 pretax earnings for the segment of $174.6 million, reflecting the same factors as those affecting the quarterly year-over-year comparisons.

Revenues:

  Revenues of $2.83 billion in 3Q11 for the Health and Well-Being Services Segment increased 29 percent from $2.19 billion in 3Q10. This increase was primarily due to growth in the company’s pharmacy solutions business together with the December 2010 acquisition of the company’s Concentra business.

Operating costs:

  The Health and Well-Being Services Segment’s operating cost ratio of 96.3 percent in 3Q11 was relatively unchanged from 96.2 percent in 3Q10.

Balance Sheet

  At September 30, 2011, the company had cash, cash equivalents, and investment securities of $13.58 billion compared to $10.77 billion at June 30, 2011 which included a $1.80 billion benefit from the early receipt of the October 2011 Medicare premium payment from the Centers for Medicare and Medicaid Services (CMS) (e).
  Parent company cash and investments of $634.4 million at September 30, 2011 decreased $356.0 million from $990.4 billion at June 30, 2011 primarily due to share repurchases during 3Q11.
  Debt-to-total capitalization at September 30, 2011 was 17.5 percent, down 50 basis points compared to 18.0 percent at June 30, 2011 primarily driven by higher capitalization associated with 3Q11 earnings.

Cash Flows from Operations

  Cash flows provided by operations for 3Q11 of $2.92 billion compared to $1.21 billion in 3Q10. Cash flows provided by operations for YTD11 totaled $3.88 billion compared to $2.29 billion in YTD10. The company also evaluates operating cash flows on a non-GAAP basis:

Net cash provided by operating activities (in millions)	3Q11 Cash Flows	3Q10 Cash Flows	YTD11 Cash Flows	YTD10 Cash Flows
GAAP	$2,919.3	$1,209.2	$3,876.0	$2,289.2
Timing of premium payment from CMS (e)	(1,795.6)	-	(1,795.6)	-
Non-GAAP (b)	$1,123.7	$1,209.2	$2,080.4	$2,289.2

The year over year decrease in the non-GAAP cash flows from operations is due to the negative effect on cash flows of changes in working capital accounts, partially offset by higher net income year over year.

Share Repurchase Program and Cash Dividend

  In April 2011, the company’s Board of Directors replaced its previous share repurchase authorization with a new authorization for share repurchases of up to $1 billion. During 3Q11, the company repurchased 3,381,200 of its outstanding shares at an average price per share of $70.62. As of October 31, 2011, approximately $561 million of the April 2011 share repurchase authorization was remaining, with an expiration date of June 30, 2013.
  In April 2011, the company’s Board of Directors also initiated a quarterly cash dividend policy. A cash dividend payment of $40.7 million, or $0.25 per share, for stockholders of record as of September 30, 2011, was paid on October 28, 2011. In October 2011, the company’s Board of Directors also approved a cash dividend of $0.25 per share payable January 31, 2012 to stockholders of record as of December 30, 2011.

Footnotes

(a) Actuarial standards require the use of assumptions based on moderately adverse experience, which generally results in favorable reserve development, or reserves that are considered redundant. When the Company recognizes a release of the redundancy, we disclose the amount that is not in the ordinary course of business.

(b) The Company has included certain financial measures that are not in accordance with Generally Accepted Accounting Principles (GAAP) in its summary of financial results within this earnings press release. The company believes that these non-GAAP measures, when presented in conjunction with comparable GAAP measures, are useful to both management and its investors in analyzing the company's ongoing business and operating performance. Internally, management uses these non-GAAP financial measures as indicators of business performance, as well as for operational planning and decision making purposes. Non-GAAP financial measures should be considered in addition to, but not as a substitute for, or superior to, financial measures prepared in accordance with GAAP.

(c) During the second quarter of 2010, the company recognized an impairment of deferred acquisition cost (DAC) assets associated with its Individual Major Medical line of business of $147.5 million. The related DAC included amounts associated with commissions, underwriting and other policy issuance costs. Given then impending changes to this business associated with health insurance reform, a substantial portion of the DAC was determined to be not recoverable from future income.

(d) The company provides a full range of insured specialty products including dental, vision and other supplemental health and financial protection products. Members included in these products may not be unique to each product since members have the ability to enroll in multiple products. Other supplemental benefits include life, disability, and fixed benefit products including cancer and critical illness policies.

(e) Generally, when the first day of a month falls on a weekend or holiday, with the exception of January 1 (New Year’s Day), the company receives this payment at the end of the previous month. Therefore the year-to-date 2011 period included ten monthly Medicare payments compared to only nine monthly Medicare payments during the 2010 period.

Conference Call & Virtual Slide Presentation

Humana will host a conference call, as well as a virtual slide presentation, at 9:00 a.m. eastern time today to discuss its financial results for the quarter and the company’s expectations for future earnings. A live virtual presentation (audio with slides) may be accessed via Humana’s Investor Relations page at www.humana.com. The company suggests web participants sign on at least 15 minutes in advance of the call. The company also suggests web participants visit the site well in advance of the call to run a system test and to download any free software needed to view the presentation.

All parties interested in the audio-only portion of the conference call are invited to dial 888-625-7430. No password is required. The company suggests participants dial in at least ten minutes in advance of the call. For those unable to participate in the live event, the virtual presentation archive may be accessed via the Historical Webcasts & Presentations section of the Investor Relations page at www.humana.com.

Cautionary Statement

This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in investor presentations, press releases, Securities and Exchange Commission (SEC) filings, and in oral statements made by or with the approval of one of Humana’s executive officers, the words or phrases like “expects,” “anticipates,” “intends,” “likely will result,” “estimates,” “projects” or variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and assumptions, including, among other things, information set forth in the “Risk Factors” section of the company’s SEC filings, a summary of which includes but is not limited to the following:

  Health insurance reform legislation, including The Patient Protection and Affordable Care Act and The Health Care and Education Reconciliation Act of 2010, could have a material adverse effect on Humana’s results of operations, including restricting revenue, enrollment and premium growth in certain products and market segments, increasing the company’s medical and administrative costs by, among other things, requiring a minimum benefit ratio, lowering the company’s Medicare payment rates and increasing the company’s expenses associated with a non-deductible federal premium tax; financial position, including the company's ability to maintain the value of its goodwill; and cash flows. In addition, if the new non-deductible federal premium tax is imposed as enacted, and if Humana is unable to adjust its business model to address this new tax, there can be no assurance that the non-deductible federal premium tax would not have a material adverse effect on the company’s results of operations, financial position, and cash flows.
  If Humana does not design and price its products properly and competitively, if the premiums Humana charges are insufficient to cover the cost of health care services delivered to its members, or if its estimates of benefit expenses are inadequate, Humana’s profitability could be materially adversely affected. Humana estimates the costs of its benefit expense payments, and designs and prices its products accordingly, using actuarial methods and assumptions based upon, among other relevant factors, claim payment patterns, medical cost inflation, and historical developments such as claim inventory levels and claim receipt patterns. These estimates, however, involve extensive judgment, and have considerable inherent variability that is extremely sensitive to payment patterns and medical cost trends.
  If Humana fails to effectively implement its operational and strategic initiatives, including its Medicare initiatives, the company’s business may be materially adversely affected, which is of particular importance given the concentration of the company’s revenues in the Medicare business.
  If Humana fails to properly maintain the integrity of its data, to strategically implement new information systems, or to protect Humana’s proprietary rights to its systems, the company’s business may be materially adversely affected.
  Humana is involved in various legal actions and governmental and internal investigations, including without limitation, an ongoing internal investigation related to certain aspects of its Florida subsidiary operations, the outcome of any of which could result in substantial monetary damages, penalties, fines or other sanctions. Increased litigation or regulatory action and any related negative publicity could increase the company’s cost of doing business.
  Humana’s business activities are subject to substantial government regulation and related audits for compliance, including, among others, existing audits regarding Medicare risk adjustment data. New laws or regulations, or changes in existing laws or regulations or their manner of application, including the methodology that may be used by the government in implementing results of risk adjustment audits, could increase the company’s cost of doing business and may adversely affect the company’s business, profitability and financial condition. In addition, as a government contractor, Humana is exposed to additional risks that may adversely affect the company’s business or the company’s willingness to participate in government health care programs.
  On February 25, 2011, the Department of Defense TRICARE Management Activity, or TMA, awarded the TRICARE South Region contract to Humana. On March 7, 2011, the competing bidder filed a protest of the award with the Government Accountability Office. Also on March 7, 2011, as provided in the Federal Acquisition Regulations, TMA issued a stop work order to Humana in connection with the award. On June 14, 2011, the GAO upheld the award of the contract to Humana and TMA subsequently lifted the stop work order. On June 21, 2011, the competing bidder filed a complaint in the United States Court of Federal Claims objecting to the award of the contract to Humana. On October 14, 2011, the Court upheld the award of the contract to Humana, and the competing bidder has until December 13, 2011, to appeal in the Court of Appeals for the Federal Circuit. As a result of the award of the TRICARE South Region contract to the company, Humana no longer expects a goodwill impairment to occur during the second half of 2011. Ultimate disposition of the contract award is, however, subject to the resolution of any additional actions the unsuccessful bidder may take.
  Any failure to manage administrative costs could hamper Humana’s profitability.
  Any failure by Humana to manage acquisitions and other significant transactions successfully may have a material adverse effect on its results of operations, financial position, and cash flows.
  If Humana fails to develop and maintain satisfactory relationships with the providers of care to its members, the company’s business may be adversely affected.
  Humana’s mail order pharmacy business is highly competitive and subjects it to regulations in addition to those the company faces with its core health benefits businesses.
  Changes in the prescription drug industry pricing benchmarks may adversely affect Humana’s financial performance.
  If Humana does not continue to earn and retain purchase discounts and volume rebates from pharmaceutical manufacturers at current levels, Humana’s gross margins may decline.
  Humana’s ability to obtain funds from its subsidiaries is restricted by state insurance regulations.
  Downgrades in Humana’s debt ratings, should they occur, may adversely affect its business, results of operations, and financial condition.
  Federal government contracts account for a substantial portion of Humana’s revenue and earnings. A delay by Congress in raising the federal government’s debt ceiling, should it occur, could lead to a reduction, suspension or cancellation of federal government spending that could, in turn, have a material adverse effect on Humana’s business and profitability.
  Changes in economic conditions could adversely affect Humana’s business and results of operations.
  The securities and credit markets may experience volatility and disruption, which may adversely affect Humana’s business.
  Given the current economic climate, Humana’s stock and the stock of other companies in the insurance industry may be increasingly subject to stock price and trading volume volatility.

In making forward-looking statements, Humana is not undertaking to address or update them in future filings or communications regarding its business or results. In light of these risks, uncertainties, and assumptions, the forward-looking events discussed herein may or may not occur. There also may be other risks that the company is unable to predict at this time. Any of these risks and uncertainties may cause actual results to differ materially from the results discussed in the forward-looking statements.

Humana advises investors to read the following documents as filed by the company with the SEC for further discussion both of the risks it faces and its historical performance:

  Form 10-K for the year ended December 31, 2010;
  Form 10-Q for the quarters ended March 31, 2011 and June 30, 2011;
  Form 8-Ks filed during 2011.

About Humana

Humana Inc., headquartered in Louisville, Kentucky, is a leading health care company that offers a wide range of insurance products and health and wellness services that incorporate an integrated approach to lifelong well-being. By leveraging the strengths of its core businesses, Humana believes it can better explore opportunities for existing and emerging adjacencies in health care that can further enhance wellness opportunities for the millions of people across the nation with whom the company has relationships.

More information regarding Humana is available to investors via the Investor Relations page of the company’s web site at www.humana.com, including copies of:

  Annual reports to stockholders;
  Securities and Exchange Commission filings;
  Most recent investor conference presentations;
  Quarterly earnings news releases;
  Replays of most recent earnings release conference calls;
  Calendar of events (including upcoming earnings conference call dates and times, as well as planned interaction with research analysts and institutional investors);
  Corporate Governance information

(in accordance with	For the year ending December 31, 2011	For the year ending December 31, 2012	Comments
Generally Accepted		(see key assumptions below)	(excludes impact of pending
Accounting Principles)			acquisitions)
Diluted earnings per	Full year 2011: $8.35 to $8.40	Full year 2012: $7.40 to $7.60	Excludes the impact of future share
common share (EPS)			repurchases
Anticipates weighted average
shares outstanding of 168 million
for 2011 and 166 million for 2012
Revenues	Consolidated revenues: $36.5 billion to $37.0	Consolidated revenues: $38.25 billion to	Includes expected investment
	billion	$38.75 billion	income in the range of $360
million to $365 million for 2011
and $375 million to $395 million
for 2012
	Total revenues:	Total revenues:	Segment-level revenues include
	Retail Segment: $21.0 billion to $21.5 billion	Retail Segment: $23.75 billion to $24.25	intersegment amounts that
		billion	eliminate in consolidation
	Employer Group Segment: $9.0 billion to	Employer Group Segment: $10.25 billion to
	$9.5 billion	$10.75 billion
	Health and Well-Being Services Segment:	Health and Well-Being Services Segment:
	$11.0 billion to $11.3 billion	$13.5 billion to $14.0 billion
	Other Businesses: $4.75 billion to $5.25	Other Businesses: $2.5 billion to $2.75 billion	Assumes new TRICARE South
	billion		Region contract will be accounted
for on an ASO basis
Ending medical membership	Retail Segment:	Retail Segment:
versus prior year end	Medicare Advantage: Up 145,000 to	Medicare Advantage: Up 145,000 to
	155,000	155,000
	Medicare stand-alone PDPs: Up 880,000 to	Medicare stand-alone PDPs: Up 500,000 to
	885,000	600,000
	HumanaOne: Up approximately 65,000	HumanaOne: Up approximately 65,000
	Employer Group Segment:	Employer Group Segment:
	Medicare Advantage: Up approximately	Medicare Advantage: Up approximately
	15,000	55,000 to 75,000
	Commercial medical fully-insured: Down	Commercial medical fully-insured: Up
	75,000 to 85,000	50,000 to 60,000
	Commercial medical ASO: Down 160,000	Commercial medical ASO: Down 40,000 to
	to 170,000	50,000
Benefit ratios	Retail Segment: 81.5% to 82.0%	Retail Segment: 83.5 % to 84.5%	Benefit expenses as a percent of
	Employer Group Segment: 82.5% to 83.0%	Employer Group Segment: 84.5% to 85.5%	premiums
Operating cost ratios	Consolidated: Approximately 14.5%	Consolidated: 14.5% to 15.0%	Operating costs as a percent of total
	Health & Well-Being Services Segment:	Health & Well-Being Services Segment:	revenues excluding investment
	96.0% to 96.5%	96.0% to 96.5%	income
Consolidated ratio assumes new
TRICARE South Region contract
will be accounted for on an ASO
basis
Consolidated depreciation	$300 million to $310 million	$310 million to $320 million	Approximately $35 million for 2011
and amortization (cash			and $40 million for 2012 is
flows statement)			expected to be included in
benefits expense on the income
statement
Consolidated interest	Approximately $110 million	$105 million to $110 million
expense
Detailed pretax results and	Retail Segment: $1.5 billion to $1.52 billion;	Retail Segment: $1.3 billion to $1.35 billion;
margins	approximately 7% pretax margin	5.4% to 5.6% pretax margin
	Employer Group Segment: $235 million to	Employer Group Segment: $100 million to
	$240 million; approximately 2.5% pretax	$150 million; 1.0% to 1.5% pretax margin
margin
	Health and Well-Being Services Segment:	Health and Well-Being Services Segment:
	$340 million to $350 million;	$425 million to $475 million; 3.0% to 3.5%
	approximately 3% pretax margin	pretax margin
Effective Tax Rate	Approximately 36.5%	Approximately 36.5% to 37.0%
Cash flows from operations	$2.0 billion to $2.2 billion	$1.8 billion to $2.0 billion
Capital expenditures	Approximately $305 million	Approximately $350 million

Key Assumptions Affecting 2012 Guidance
(guidance midpoints used for simplicity)

Current FY11 EPS Guidance		$8.37
Favorable prior year medical claims reserve development (all segments) (a)		(0.57)
Current FY11 EPS Guidance (non-GAAP) (b)		7.80

Retail Segment:
Reset of Medicare margins	($0.80)
Impact of changes in average medical membership	0.45
Total Retail Segment changes		(0.35)
Employer Group Segment:
Increase in Commercial medical cost trends	(0.35)
Impact of changes in average medical membership	0.10
Total Employer Group Segment changes		(0.25)
Health and Well-Being Services Segment:
Growth in Humana Pharmacy Solutions and other businesses		0.40
Other Businesses and Corporate:
New TRICARE South Region contract		(0.20)
Lower weighted average shares outstanding		0.10

FY12 EPS Guidance		$7.50

(a)	Actuarial standards require the use of assumptions based on moderately adverse experience, which generally results in favorable reserve development, or reserves that are considered redundant. When the Company recognizes a release of the redundancy, we disclose the amount that is not in the ordinary course of business.
(b)	The Company has included certain financial measures that are not in accordance with Generally Accepted Accounting Principles (GAAP) in its summary of financial results within this earnings press release. The company believes that these non-GAAP measures, when presented in conjunction with comparable GAAP measures, are useful to both management and its investors in analyzing the company's ongoing business and operating performance. Internally, management uses these non-GAAP financial measures as indicators of business performance, as well as for operational planning and decision making purposes. Non-GAAP financial measures should be considered in addition to, but not as a substitute for, or superior to, financial measures prepared in accordance with GAAP.

Humana Inc.
Statistical Schedules
And
Supplementary Information
3Q11 Earnings Release

S-1

Humana Inc.
Statistical Schedules and Supplementary Information
3Q11 Earnings Release

Contents

Page	Description

S-3-4	Consolidated Statements of Income
S-5	3Q11 Segment Financial Information
S-6	YTD11 Segment Financial Information
S-7	3Q10 Segment Financial Information
S-8	YTD10 Segment Financial Information
S-9	Consolidated Balance Sheets
S-10-11	Consolidated Statements of Cash Flows
S-12	Key Income Statement Ratios and Segment Operating Results
S-13	Membership Detail
S-14-15	Premiums and Services Revenue Detail
S-16	Medicare Summary
S-17	Investments
S-18-20	Benefits Payable
S-21	Footnotes

S-2

Humana Inc.
Consolidated Statements of Income
In thousands, except per common share results

	Three Months Ended September 30,
			Dollar	Percentage
	2011	2010	Change	Change
Revenues:
Premiums	$8,852,536	$8,134,645	$717,891	8.8%
Services	356,212	128,917	227,295	176.3%
Investment income	91,895	87,250	4,645	5.3%
Total revenues	9,300,643	8,350,812	949,831	11.4%
Operating expenses:
Benefits	7,146,530	6,641,264	505,266	7.6%
Operating costs	1,361,657	1,002,398	359,259	35.8%
Depreciation and amortization	66,671	58,717	7,954	13.5%
Total operating expenses	8,574,858	7,702,379	872,479	11.3%
Income from operations	725,785	648,433	77,352	11.9%
Interest expense	27,065	26,143	922	3.5%
Income before income taxes	698,720	622,290	76,430	12.3%
Provision for income taxes	253,960	229,069	24,891	10.9%
Net income	$444,760	$393,221	$51,539	13.1%

Basic earnings per common share	$2.71	$2.35	$0.36	15.3%
Diluted earnings per common share	$2.67	$2.32	$0.35	15.1%

Shares used in computing basic earnings per common share (000's)	164,121	167,574
Shares used in computing diluted earnings per common share (000's)	166,580	169,582

S-3

Humana Inc.
Consolidated Statements of Income
In thousands, except per common share results

	Nine Months Ended September 30,
			Dollar	Percentage
	2011	2010	Change	Change
Revenues:
Premiums	$26,468,203	$24,673,259	$1,794,944	7.3%
Services	1,034,663	394,639	640,024	162.2%
Investment income	272,626	252,495	20,131	8.0%
Total revenues	27,775,492	25,320,393	2,455,099	9.7%
Operating expenses:
Benefits	21,761,052	20,327,742	1,433,310	7.1%
Operating costs	3,809,905	3,156,945	652,960	20.7%
Depreciation and amortization	200,561	181,957	18,604	10.2%
Total operating expenses	25,771,518	23,666,644	2,104,874	8.9%
Income from operations	2,003,974	1,653,749	350,225	21.2%
Interest expense	81,956	78,679	3,277	4.2%
Income before income taxes	1,922,018	1,575,070	346,948	22.0%
Provision for income taxes	701,795	583,005	118,790	20.4%
Net income	$1,220,223	$992,065	$228,158	23.0%

Basic earnings per common share	$7.34	$5.90	$1.44	24.4%
Diluted earnings per common share	$7.24	$5.84	$1.40	24.0%

Shares used in computing basic earnings per common share (000's)	166,138	168,082
Shares used in computing diluted earnings per common share (000's)	168,558	169,964

S-4

Humana Inc.
3Q11 Segment Financial Information
In thousands
			Health and
		Employer	Well-Being	Other	Eliminations/
	Retail	Group	Services	Businesses	Corporate	Consolidated

Revenues - external customers
Premiums:
Medicare Advantage	$4,566,087	$802,957	$-	$-	$-	$5,369,044
Medicare stand-alone PDP	578,786	1,910	-	42,524	-	623,220
Total Medicare	5,144,873	804,867	-	42,524	-	5,992,264
Fully-insured	221,632	1,185,285	-	-	-	1,406,917
Specialty	33,149	235,050	-	-	-	268,199
Military services	-	-	-	943,984	-	943,984
Medicaid and other (A)	-	-	-	241,172	-	241,172
Total premiums	5,399,654	2,225,202	-	1,227,680	-	8,852,536
Services revenue:
Provider	-	-	233,608	-	-	233,608
ASO and other (B)	4,597	88,699	-	26,444	-	119,740
Pharmacy	-	-	2,864	-	-	2,864
Total services revenue	4,597	88,699	236,472	26,444	-	356,212
Total revenues - external customers	5,404,251	2,313,901	236,472	1,254,124	-	9,208,748

Intersegment revenues
Services	-	3,715	2,129,915	-	(2,133,630)	-
Products	-	-	461,213	-	(461,213)	-
Total intersegment revenues	-	3,715	2,591,128	-	(2,594,843)	-
Investment income	19,023	11,879	-	14,324	46,669	91,895
Total revenues	5,423,274	2,329,495	2,827,600	1,268,448	(2,548,174)	9,300,643

Operating expenses:
Benefits	4,249,209	1,856,934	-	1,116,702	(76,315)	7,146,530
Operating costs	602,878	405,853	2,723,334	121,574	(2,491,982)	1,361,657
Depreciation and amortization	29,738	20,851	20,701	2,450	(7,069)	66,671
Total operating expenses	4,881,825	2,283,638	2,744,035	1,240,726	(2,575,366)	8,574,858
Income from operations	541,449	45,857	83,565	27,722	27,192	725,785
Interest expense	-	-	-	-	27,065	27,065
Income before income taxes	$541,449	$45,857	$83,565	$27,722	$127	$698,720

Benefit ratio	78.7%	83.5%		91.0%		80.7%
Operating cost ratio	11.2%	17.5%	96.3%	9.7%		14.8%

S-5

Humana Inc.
YTD11 Segment Financial Information
In thousands
			Health and
		Employer	Well-Being	Other	Eliminations/
	Retail	Group	Services	Businesses	Corporate	Consolidated

Revenues - external customers
Premiums:
Medicare Advantage	$13,645,876	$2,364,306	$-	$-	$-	$16,010,182
Medicare stand-alone PDP	1,737,603	5,638	-	195,604	-	1,938,845
Total Medicare	15,383,479	2,369,944	-	195,604	-	17,949,027
Fully-insured	628,811	3,600,476	-	-	-	4,229,287
Specialty	88,504	697,934	-	-	-	786,438
Military services	-	-	-	2,801,999	-	2,801,999
Medicaid and other (A)	-	-	-	701,452	-	701,452
Total premiums	16,100,794	6,668,354	-	3,699,055	-	26,468,203
Services revenue:
Provider	-	-	671,055	-	-	671,055
ASO and other (B)	11,364	267,902	-	76,659	-	355,925
Pharmacy	-	-	7,683	-	-	7,683
Total services revenue	11,364	267,902	678,738	76,659	-	1,034,663
Total revenues - external customers	16,112,158	6,936,256	678,738	3,775,714	-	27,502,866

Intersegment revenues
Services	-	10,313	6,324,992	-	(6,335,305)	-
Products	-	-	1,329,722	-	(1,329,722)	-
Total intersegment revenues	-	10,313	7,654,714	-	(7,665,027)	-
Investment income	56,968	35,287	-	39,999	140,372	272,626
Total revenues	16,169,126	6,981,856	8,333,452	3,815,713	(7,524,655)	27,775,492

Operating expenses:
Benefits	13,193,598	5,408,049	-	3,375,461	(216,056)	21,761,052
Operating costs	1,625,423	1,216,685	8,004,784	351,145	(7,388,132)	3,809,905
Depreciation and amortization	88,598	64,101	60,927	6,802	(19,867)	200,561
Total operating expenses	14,907,619	6,688,835	8,065,711	3,733,408	(7,624,055)	25,771,518
Income from operations	1,261,507	293,021	267,741	82,305	99,400	2,003,974
Interest expense	-	-	-	-	81,956	81,956
Income before income taxes	$1,261,507	$293,021	$267,741	$82,305	$17,444	$1,922,018

Benefit ratio	81.9%	81.1%		91.3%		82.2%
Operating cost ratio	10.1%	17.5%	96.1%	9.3%		13.9%

S-6

Humana Inc.
3Q10 Segment Financial Information
In thousands
			Health and
		Employer	Well-Being	Other	Eliminations/
	Retail	Group	Services	Businesses	Corporate	Consolidated

Revenues - external customers
Premiums:
Medicare Advantage	$4,075,532	$723,378	$-	$-	$-	$4,798,910
Medicare stand-alone PDP	504,929	1,153	-	73,501	-	579,583
Total Medicare	4,580,461	724,531	-	73,501	-	5,378,493
Fully-insured	189,503	1,275,945	-	-	-	1,465,448
Specialty	21,663	216,814	-	-	-	238,477
Military services	-	-	-	873,588	-	873,588
Medicaid and other (A)	-	-	-	178,639	-	178,639
Total premiums	4,791,627	2,217,290	-	1,125,728	-	8,134,645
Services revenue:
Provider	-	-	3,815	-	-	3,815
ASO and other (B)	3,116	94,884	-	27,102	-	125,102
Pharmacy	-	-	-	-	-	-
Total services revenue	3,116	94,884	3,815	27,102	-	128,917
Total revenues - external customers	4,794,743	2,312,174	3,815	1,152,830	-	8,263,562

Intersegment revenues
Services	-	3,224	1,843,235	-	(1,846,459)	-
Products	-	-	342,777	-	(342,777)	-
Total intersegment revenues	-	3,224	2,186,012	-	(2,189,236)	-
Investment income	21,265	11,165	-	11,482	43,338	87,250
Total revenues	4,816,008	2,326,563	2,189,827	1,164,312	(2,145,898)	8,350,812

Operating expenses:
Benefits	3,879,424	1,818,752	-	1,021,082	(77,994)	6,641,264
Operating costs	461,038	407,117	2,106,079	118,551	(2,090,387)	1,002,398
Depreciation and amortization	27,625	21,704	8,211	2,664	(1,487)	58,717
Total operating expenses	4,368,087	2,247,573	2,114,290	1,142,297	(2,169,868)	7,702,379
Income from operations	447,921	78,990	75,537	22,015	23,970	648,433
Interest expense	-	-	-	-	26,143	26,143
Income (loss) before income taxes	$447,921	$78,990	$75,537	$22,015	$(2,173)	$622,290

Benefit ratio	81.0%	82.0%		90.7%		81.6%
Operating cost ratio	9.6%	17.6%	96.2%	10.3%		12.1%

S-7

Humana Inc.
YTD10 Segment Financial Information
In thousands
			Health and
		Employer	Well-Being	Other	Eliminations/
	Retail	Group	Services	Businesses	Corporate	Consolidated

Revenues - external customers
Premiums:
Medicare Advantage	$12,241,366	$2,259,733	$-	$-	$-	$14,501,099
Medicare stand-alone PDP	1,512,738	3,443	-	342,649	-	1,858,830
Total Medicare	13,754,104	2,263,176	-	342,649	-	16,359,929
Fully-insured	551,581	3,904,705	-	-	-	4,456,286
Specialty	58,853	663,055	-	-	-	721,908
Military services	-	-	-	2,603,950	-	2,603,950
Medicaid and other (A)	-	-	-	531,186	-	531,186
Total premiums	14,364,538	6,830,936	-	3,477,785	-	24,673,259
Services revenue:
Provider	-	-	9,869	-	-	9,869
ASO and other (B)	8,457	294,241	-	82,072	-	384,770
Pharmacy	-	-	-	-	-	-
Total services revenue	8,457	294,241	9,869	82,072	-	394,639
Total revenues - external customers	14,372,995	7,125,177	9,869	3,559,857	-	25,067,898

Intersegment revenues
Services	-	9,892	5,674,965	-	(5,684,857)	-
Products	-	-	936,673	-	(936,673)	-
Total intersegment revenues	-	9,892	6,611,638	-	(6,621,530)	-
Investment income	62,002	32,412	-	31,363	126,718	252,495
Total revenues	14,434,997	7,167,481	6,621,507	3,591,220	(6,494,812)	25,320,393

Operating expenses:
Benefits	11,796,751	5,586,593	-	3,125,564	(181,166)	20,327,742
Operating costs	1,512,779	1,250,446	6,427,167	348,611	(6,382,058)	3,156,945
Depreciation and amortization	86,826	70,219	19,703	8,684	(3,475)	181,957
Total operating expenses	13,396,356	6,907,258	6,446,870	3,482,859	(6,566,699)	23,666,644
Income from operations	1,038,641	260,223	174,637	108,361	71,887	1,653,749
Interest expense	-	-	-	-	78,679	78,679
Income (loss) before income taxes	$1,038,641	$260,223	$174,637	$108,361	$(6,792)	$1,575,070

Benefit ratio	82.1%	81.8%		89.9%		82.4%
Operating cost ratio	10.5%	17.5%	97.1%	9.8%		12.6%

S-8

Humana Inc.
Consolidated Balance Sheets
Dollars in thousands, except share amounts
	September 30,	December 31,	Sequential Change
	2011	2010	Dollar	Percent
Assets
Current assets:
Cash and cash equivalents	$4,019,405	$1,673,137
Investment securities	7,864,637	6,872,767
Receivables, net	1,036,317	959,018
Securities lending invested collateral	5,486	49,636
Other	706,493	583,141
Total current assets	13,632,338	10,137,699	$3,494,639	34.5%

Property and equipment, net	850,888	815,337
Long-term investment securities	1,695,943	1,499,672
Goodwill	2,579,916	2,567,809
Other	1,140,644	1,082,736
Total assets	19,899,729	16,103,253	$3,796,476	23.6%

Liabilities and Stockholders' Equity
Current liabilities:
Benefits payable	3,868,428	3,469,306
Trade accounts payable and accrued expenses	2,332,638	1,624,832
Book overdraft	298,587	409,385
Securities lending payable	11,482	55,693
Unearned revenues	2,005,366	185,410
Total current liabilities	8,516,501	5,744,626	$2,771,875	48.3%

Long-term debt	1,661,552	1,668,849
Future policy benefits payable	1,580,585	1,492,855
Other long-term liabilities	283,121	272,867
Total liabilities	12,041,759	9,179,197	$2,862,562	31.2%

Commitments and contingencies
Stockholders' equity:
Preferred stock, $1 par; 10,000,000 shares authorized, none issued	-	-
Common stock, $0.16 2/3 par; 300,000,000 shares authorized; 192,804,649 issued at September 30, 2011	32,133	31,707
Capital in excess of par value	1,913,665	1,737,207
Retained earnings	6,667,005	5,529,001
Accumulated other comprehensive income	279,844	120,584
Treasury stock, at cost, 29,300,843 shares at September 30, 2011	(1,034,677)	(494,443)
Total stockholders' equity	7,857,970	6,924,056	$933,914	13.5%
Total liabilities and stockholders' equity	$19,899,729	$16,103,253	$3,796,476	23.6%

Debt-to-total capitalization ratio	17.5%	19.4%

S-9

Humana Inc.
Consolidated Statements of Cash Flows
Dollars in thousands
	Three Months Ended September 30,
			Dollar	Percentage
	2011	2010	Change	Change
Cash flows from operating activities
Net income	$444,760	$393,221
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	74,581	64,557
Net realized capital gains	(2,146)	(4,310)
Stock-based compensation	11,800	12,477
Benefit from deferred income taxes	(9,316)	(34,656)
Changes in operating assets and liabilities excluding the effects of acquisitions:
Receivables	510,075	517,074
Other assets	(30,292)	46,045
Benefits payable	(84,757)	(102,812)
Other liabilities	189,823	301,608
Unearned revenues	1,800,482	4,398
Other	14,305	11,607
Net cash provided by operating activities	2,919,315	1,209,209	$1,710,106	141.4%

Cash flows from investing activities
Acquisitions, net of cash acquired	(2,700)	(8,451)
Purchases of property and equipment	(86,745)	(61,005)
Purchases of investment securities	(765,270)	(823,184)
Proceeds from maturities of investment securities	352,858	478,569
Proceeds from sales of investment securities	193,455	207,630
Change in securities lending collateral	24,054	13,512
Net cash used in investing activities	(284,348)	(192,929)	($91,419)	-47.4%

Cash flows from financing activities
Receipts from CMS contract deposits	880,474	439,622
Withdrawals from CMS contract deposits	(843,397)	(473,679)
Change in book overdraft	81,300	1,313
Change in securities lending payable	(24,054)	(13,512)
Common stock repurchases	(239,446)	(50,301)
Excess tax benefit from stock-based compensation	959	142
Dividends paid	(41,494)	-
Proceeds from stock option exercises and other	2,272	4,005
Net cash used in financing activities	(183,386)	(92,410)	($90,976)	-98.4%

Increase in cash and cash equivalents	2,451,581	923,870
Cash and cash equivalents at beginning of period	1,567,824	1,998,982

Cash and cash equivalents at end of period	$4,019,405	$2,922,852

S-10

Humana Inc.
Consolidated Statements of Cash Flows
Dollars in thousands
	Nine Months Ended September 30,
			Dollar	Percentage
	2011	2010	Change	Change
Cash flows from operating activities
Net income	$1,220,223	$992,065
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	225,164	196,603
Net realized capital gains	(7,255)	(12,286)
Stock-based compensation	52,778	52,104
Provision for (benefit from) deferred income taxes	12,102	(115,923)
Changes in operating assets and liabilities excluding the effects of acquisitions:
Receivables	(77,299)	15,592
Other assets	(205,092)	119,728
Benefits payable	399,122	504,337
Other liabilities	391,892	520,771
Unearned revenues	1,819,931	(15,073)
Other	44,414	31,253
Net cash provided by operating activities	3,875,980	2,289,171	$1,586,809	69.3%

Cash flows from investing activities
Acquisitions, net of cash acquired	(13,652)	(10,120)
Purchases of property and equipment	(215,926)	(152,432)
Purchases of investment securities	(2,667,353)	(3,582,352)
Proceeds from maturities of investment securities	1,084,062	1,492,601
Proceeds from sales of investment securities	625,461	1,298,912
Change in securities lending collateral	44,211	88,321
Net cash used in investing activities	(1,143,197)	(865,070)	($278,127)	-32.2%

Cash flows from financing activities
Receipts from CMS contract deposits	2,135,321	1,319,874
Withdrawals from CMS contract deposits	(1,909,875)	(1,117,655)
Change in book overdraft	(110,798)	(133,235)
Change in securities lending payable	(44,211)	(88,321)
Common stock repurchases	(540,234)	(108,170)
Excess tax benefit from stock-based compensation	12,246	1,406
Dividends paid	(41,494)	-
Proceeds from stock option exercises and other	112,530	11,264
Net cash used in financing activities	(386,515)	(114,837)	($271,678)	-236.6%

Increase in cash and cash equivalents	2,346,268	1,309,264
Cash and cash equivalents at beginning of period	1,673,137	1,613,588

Cash and cash equivalents at end of period	$4,019,405	$2,922,852

S-11

Humana Inc.
Key Income Statement Ratios and Segment Operating Results
Dollars in thousands

	Three Months Ended September 30,				Nine Months Ended September 30,

				Percentage				Percentage
	2011	2010	Difference	Change	2011	2010	Difference	Change
Benefit ratio
Retail	78.7%	81.0%	-2.3%		81.9%	82.1%	-0.2%
Employer Group	83.5%	82.0%	1.5%		81.1%	81.8%	-0.7%
Other Businesses	91.0%	90.7%	0.3%		91.3%	89.9%	1.4%
Consolidated	80.7%	81.6%	-0.9%		82.2%	82.4%	-0.2%

Operating cost ratio (C)
Retail	11.2%	9.6%	1.6%		10.1%	10.5%	-0.4%
Employer Group	17.5%	17.6%	-0.1%		17.5%	17.5%	0.0%
Health and Well-Being Services	96.3%	96.2%	0.1%		96.1%	97.1%	-1.0%
Other Businesses	9.7%	10.3%	-0.6%		9.3%	9.8%	-0.5%
Consolidated	14.8%	12.1%	2.7%		13.9%	12.6%	1.3%

Detail of pretax income
Retail	$541,449	$447,921	$93,528	20.9%	$1,261,507	$1,038,641	$222,866	21.5%
Employer Group	$45,857	$78,990	($33,133)	-41.9%	$293,021	$260,223	$32,798	12.6%
Health and Well-Being Services	$83,565	$75,537	$8,028	10.6%	$267,741	$174,637	$93,104	53.3%
Other Businesses	$27,722	$22,015	$5,707	25.9%	$82,305	$108,361	($26,056)	-24.0%
Consolidated	$698,720	$622,290	$76,430	12.3%	$1,922,018	$1,575,070	$346,948	22.0%

S-12

Humana Inc.
Membership Detail
In thousands
	Ending	Average 3Q11	Ending	Year-over-year Change		Ending	Sequential Change
	September 30, 2011		September 30, 2010	Amount	Percent	June 30, 2011	Amount	Percent
Medical Membership:
Retail
Medicare Advantage	1,613.4	1,610.2	1,462.2	151.2	10.3%	1,602.5	10.9	0.7%
Medicare stand-alone PDPs	2,478.1	2,456.0	1,688.2	789.9	46.8%	2,408.7	69.4	2.9%
Individual commercial	424.0	417.5	374.9	49.1	13.1%	403.7	20.3	5.0%
Medicare Supplement	56.7	55.5	37.8	18.9	50.0%	52.9	3.8	7.2%
Total Retail	4,572.2	4,539.2	3,563.1	1,009.1	28.3%	4,467.8	104.4	2.3%

Employer Group
Medicare Advantage	287.9	287.0	274.2	13.7	5.0%	282.0	5.9	2.1%
Medicare Advantage ASO	27.6	27.6	28.4	(0.8)	-2.8%	27.7	(0.1)	-0.4%
Medicare stand-alone PDPs	4.2	4.2	2.4	1.8	75.0%	4.1	0.1	2.4%
Fully-insured medical commercial	1,181.3	1,179.2	1,257.9	(76.6)	-6.1%	1,186.2	(4.9)	-0.4%
ASO commercial	1,287.0	1,292.3	1,460.3	(173.3)	-11.9%	1,313.6	(26.6)	-2.0%
Total Employer Group	2,788.0	2,790.3	3,023.2	(235.2)	-7.8%	2,813.6	(25.6)	-0.9%

Other Businesses
Military Services	3,025.9	3,024.9	3,031.1	(5.2)	-0.2%	3,015.2	10.7	0.4%
Medicaid and other	621.5	619.8	457.1	164.4	36.0%	619.2	2.3	0.4%
LI-NET (D)	74.6	75.6	95.0	(20.4)	-21.5%	87.0	(12.4)	-14.3%
Total Other Businesses	3,722.0	3,720.3	3,583.2	138.8	3.9%	3,721.4	0.6	0.0%

Total Medical Membership	11,082.2	11,049.8	10,169.5	912.7	9.0%	11,002.8	79.4	0.7%

Specialty Membership:
Retail
Dental - fully-insured	564.7	547.8	363.6	201.1	55.3%	512.5	52.2	10.2%
Vision	79.3	76.4	49.2	30.1	61.2%	70.8	8.5	12.0%
Other supplemental benefits (E)	111.6	106.8	74.2	37.4	50.4%	97.2	14.4	14.8%
Total Retail	755.6	731.0	487.0	268.6	55.2%	680.5	75.1	11.0%

Employer Group
Dental - fully-insured	2,259.5	2,264.5	2,242.2	17.3	0.8%	2,250.3	9.2	0.4%
Dental - ASO	876.9	868.9	1,236.5	(359.6)	-29.1%	1,220.7	(343.8)	-28.2%
Vision	2,272.8	2,262.1	2,159.2	113.6	5.3%	2,227.0	45.8	2.1%
Other supplemental benefits (E)	1,010.1	993.7	864.8	145.3	16.8%	971.6	38.5	4.0%
Total Employer Group	6,419.3	6,389.2	6,502.7	(83.4)	-1.3%	6,669.6	(250.3)	-3.8%

Total Specialty Membership	7,174.9	7,120.2	6,989.7	185.2	2.6%	7,350.1	(175.2)	-2.4%

S-13

Humana Inc.
Premiums and Services Revenue Detail
Dollars in thousands, except per member per month

					Per Member per Month (F)
	Three Months Ended September 30,				Three Months Ended September 30,
			Dollar	Percentage
	2011	2010	Change	Change	2011	2010

Premiums and Services Revenue
Retail:
Medicare Advantage	$4,566,087	$4,075,532	$490,555	12.0%	$945	$929
Medicare stand-alone PDPs	578,786	504,929	73,857	14.6%	$79	$99
Individual commercial	194,364	171,382	22,982	13.4%	$155	$153
Medicare Supplemental	27,268	18,121	9,147	50.5%	$164	$162
Specialty	33,149	21,663	11,486	53.0%	$15	$15
ASO & other services (B)	4,597	3,116	1,481	47.5%
Total Retail	5,404,251	4,794,743	609,508	12.7%

Employer Group:
Medicare Advantage	802,957	723,378	79,579	11.0%	$933	$881
Medicare stand-alone PDPs	1,910	1,153	757	65.7%	$152	$160
Fully-insured medical commercial	1,185,285	1,275,945	(90,660)	-7.1%	$335	$336
Specialty	235,050	216,814	18,236	8.4%	$14	$14
ASO & other services (B)	92,414	98,108	(5,694)	-5.8%
Total Employer Group	2,317,616	2,315,398	2,218	0.1%

Health and Well-Being Services:
Pharmacy solutions	2,484,186	2,079,329	404,857	19.5%
Primary care services	277,030	56,746	220,284	388.2%
Home care services	20,904	9,413	11,491	122.1%
Integrated wellness services	45,480	44,339	1,141	2.6%
Total Health and Well-Being Services	2,827,600	2,189,827	637,773	29.1%

Other Businesses:
Military services (G)	967,863	895,756	72,107	8.0%	$181	$165
LI-NET (D)	42,524	73,501	(30,977)	-42.1%	$187	$265
Medicaid and other (H)	243,737	183,573	60,164	32.8%	$130	$131
Total Other Businesses	1,254,124	1,152,830	101,294	8.8%

S-14

Humana Inc.
Premiums and Services Revenue Detail
Dollars in thousands, except per member per month

					Per Member per Month (F)
	Nine Months Ended September 30,				Nine Months Ended September 30,
			Dollar	Percentage
	2011	2010	Change	Change	2011	2010

Premiums and Services Revenue
Retail:
Medicare Advantage	$13,645,876	$12,241,366	$1,404,510	11.5%	$947	$935
Medicare stand-alone PDPs	1,737,603	1,512,738	224,865	14.9%	$81	$98
Individual commercial	553,191	499,817	53,374	10.7%	$155	$150
Medicare Supplemental	75,620	51,764	23,856	46.1%	$161	$163
Specialty	88,504	58,853	29,651	50.4%	$15	$15
ASO & other services (B)	11,364	8,457	2,907	34.4%
Total Retail	16,112,158	14,372,995	1,739,163	12.1%

Employer Group:
Medicare Advantage	2,364,306	2,259,733	104,573	4.6%	$929	$933
Medicare stand-alone PDPs	5,638	3,443	2,195	63.8%	$152	$159
Fully-insured medical commercial	3,600,476	3,904,705	(304,229)	-7.8%	$339	$331
Specialty	697,934	663,055	34,879	5.3%	$14	$13
ASO & other services (B)	278,215	304,133	(25,918)	-8.5%
Total Employer Group	6,946,569	7,135,069	(188,500)	-2.6%

Health and Well-Being Services:
Pharmacy solutions	7,346,561	6,336,725	1,009,836	15.9%
Primary care services	795,952	126,736	669,216	528.0%
Home care services	55,829	24,652	31,177	126.5%
Integrated wellness services	135,110	133,394	1,716	1.3%
Total Health and Well-Being Services	8,333,452	6,621,507	1,711,945	25.9%

Other Businesses:
Military services (G)	2,868,630	2,670,959	197,671	7.4%	$179	$165
LI-NET (D)	195,604	342,649	(147,045)	-42.9%	$243	$331
Medicaid and other (H)	711,480	546,249	165,231	30.2%	$126	$131
Total Other Businesses	3,775,714	3,559,857	215,857	6.1%

S-15

Humana Inc.
Medicare Summary
In thousands, except per member per month

					Per Member per Month (F)
	Three Months Ended September 30,		Year-over-year Change		Three Months Ended September 30,

	2011	2010	Amount	Percent	2011	2010
Premiums
Medicare Advantage	$5,369,044	$4,798,910	$570,134	11.9%	$943	$921
Medicare stand-alone PDPs	623,220	579,583	43,637	7.5%	$82	$108
Total Medicare	$5,992,264	$5,378,493	$613,771	11.4%

					Per Member per Month (F)
	Nine Months Ended September 30,		Year-over-year Change		Nine Months Ended September 30,

	2011	2010	Amount	Percent	2011	2010
Premiums and Services Revenue
Medicare Advantage	$16,010,182	$14,501,099	$1,509,083	10.4%	$944	$934
Medicare stand-alone PDPs	1,938,845	1,858,830	80,015	4.3%	$87	$113
Total Medicare	$17,949,027	$16,359,929	$1,589,098	9.7%

	Ending	Ending	Year-over-year Change		Ending	Year-to-date Change
	September 30, 2011	September 30, 2010	Amount	Percent	December 31, 2010	Amount	Percent
Fully-Insured Membership
Medicare Advantage	1,901.3	1,736.4	164.9	9.5%	1,733.8	167.5	9.7%
Medicare stand-alone PDPs	2,556.9	1,785.6	771.3	43.2%	1,758.8	798.1	45.4%
Total Medicare	4,458.2	3,522.0	936.2	26.6%	3,492.6	965.6	27.6%

S-16

Humana Inc.	Fair value
Investments
Dollars in thousands
	9/30/2011	6/30/2011	12/31/2010
Investment Portfolio:
Cash & cash equivalents	$4,019,405	$1,567,824	$1,673,137
Investment securities	7,864,637	7,609,737	6,872,767
Long-term investments	1,695,943	1,592,919	1,499,672
Total investment portfolio	$13,579,985	$10,770,480	$10,045,576

Duration (I)	3.10	3.84	3.96
Average Credit Rating	AA	AA-	AA

Securities Lending Invested Collateral Portfolio:
Cash & cash equivalents	$5,486	$29,737	$24,638
Asset-backed securities	-	-	24,998
	$5,486	$29,737	$49,636

Average Credit Rating	AAA	AAA	AAA

Investment Portfolio Detail:
Cash and cash equivalents	$4,019,405	$1,567,824	$1,673,137
U.S. Government and agency obligations
U.S. Treasury and agency obligations	880,719	822,787	711,613
U.S. Government residential mortgage-backed	1,768,245	1,794,099	1,634,014
U.S. Government commercial mortgage-backed	33,407	29,937	29,165
Total U.S. Government and agency obligations	2,682,371	2,646,823	2,374,792
Tax-exempt municipal securities
Pre-refunded	329,005	329,598	343,913
Insured	633,319	628,344	597,165
Other	1,741,925	1,510,888	1,440,450
Auction rate securities	21,440	21,053	51,806
Total tax-exempt municipal securities	2,725,689	2,489,883	2,433,334
Residential mortgage-backed
Prime residential mortgages	44,512	46,684	52,474
Alt-A residential mortgages	1,946	2,002	2,178
Sub-prime residential mortgages	970	1,063	1,235
Total residential mortgage-backed	47,428	49,749	55,887
Commercial mortgage-backed	387,911	414,963	321,031
Asset-backed securities	107,453	117,385	149,751
Corporate securities
Financial services	898,349	984,504	891,390
Other	2,706,046	2,494,016	2,140,921
Total corporate securities	3,604,395	3,478,520	3,032,311
Redeemable preferred stocks	5,333	5,333	5,333
Total investment portfolio	$13,579,985	$10,770,480	$10,045,576

S-17

Humana Inc.
Detail of Benefits Payable Balance and Year-to-Date Changes
Dollars in thousands

	September 30,	June 30,	December 31,
	2011	2011	2010
Detail of benefits payable
IBNR and other benefits payable (J)	$2,821,687	$2,907,995	$2,753,141
Unprocessed claim inventories (K)	418,800	409,900	373,800
Processed claim inventories (L)	94,599	161,246	65,283
Payable to pharmacy benefit administrator (M)	157,476	142,046	21,902
Benefits payable, excluding military services	3,492,562	3,621,187	3,214,126

Military services benefits payable (N)	375,866	331,998	255,180
Total Benefits Payable	$3,868,428	$3,953,185	$3,469,306

	Nine Months Ended	Nine Months Ended	Year Ended
	September 30, 2011	September 30, 2010	December 31, 2010
Year-to-date changes in benefits payable, excluding military services (O)

Balances at January 1	$3,214,126	$2,943,379	$2,943,379

Incurred related to:
Current year	19,475,885	18,330,515	24,185,717
Prior years (P)	(318,159)	(401,250)	(434,015)
Total incurred	19,157,726	17,929,265	23,751,702

Paid related to:
Current year	(17,009,970)	(15,636,696)	(21,671,345)
Prior years	(1,869,320)	(1,824,503)	(1,809,610)
Total paid	(18,879,290)	(17,461,199)	(23,480,955)

Balances at end of period	$3,492,562	$3,411,445	$3,214,126

	Nine Months Ended	Nine Months Ended	Year Ended
	September 30, 2011	September 30, 2010	December 31, 2010
Summary of Consolidated Benefit Expense:
Total benefit expense incurred, per above	$19,157,726	$17,929,265	$23,751,702
Military services benefit expense	2,512,201	2,307,618	3,059,492
Future policy benefit expense (Q)	91,125	90,859	305,875
Consolidated Benefit Expense	$21,761,052	$20,327,742	$27,117,069

S-18

Humana Inc.
Benefits Payable Statistics (R)

Receipt Cycle Time (S)
	2011	2010	Change	Percentage Change
1st Quarter Average	13.8	13.8	0.0	0.0%
2nd Quarter Average	13.8	13.9	(0.1)	-0.7%
3rd Quarter Average	13.6	13.9	(0.3)	-2.2%
4th Quarter Average	-	13.6	n/a	n/a
Full Year Average	13.7	13.8	(0.1)	-0.7%

Unprocessed Claims Inventories

Date	Estimated Valuation (000's)	Claim Item Counts	Number of Days on Hand
9/30/2009	$317,100	856,500	4.9
12/31/2009	$323,000	775,500	4.3
3/31/2010	$426,200	1,091,700	5.6
6/30/2010	$433,800	1,009,200	4.9
9/30/2010	$428,900	1,064,200	5.2
12/31/2010	$373,800	980,900	5.0
3/31/2011	$481,700	1,196,700	6.0
6/30/2011	$409,900	1,092,600	5.1
9/30/2011	$418,800	1,272,300	5.7

S-19

Humana Inc.
Benefits Payable Statistics (Continued) (R)

Days in Claims Payable (T)
Quarter Ended	Days in Claims Payable (DCP)	Change Last 4 Quarters	Percentage Change	DCP Excluding Capitation	Change Last 4 Quarters	Percentage Change
9/30/2009	56.2	(1.9)	-3.3%	62.7	(2.4)	-3.7%
12/31/2009	55.4	(4.0)	-6.7%	62.1	(4.4)	-6.6%
3/31/2010	54.2	(0.4)	-0.7%	60.8	(0.1)	-0.2%
6/30/2010	57.0	0.9	1.6%	64.3	2.8	4.6%
9/30/2010	57.8	1.6	2.8%	64.5	1.8	2.9%
12/31/2010	53.5	(1.9)	-3.4%	60.0	(2.1)	-3.4%
3/31/2011	55.5	1.3	2.4%	61.8	1.0	1.6%
6/30/2011	56.0	(1.0)	-1.8%	62.0	(2.3)	-3.6%
9/30/2011	54.2	(3.6)	-6.2%	59.5	(5.0)	-7.8%

Year-to-Date Change in Days in Claims Payable (U)
			2011	2010
DCP - beginning of period			53.5	55.4
Components of change in DCP:
Change in unprocessed claims inventories			(0.1)	0.8
Change in processed claims inventories			0.4	0.3
Change in pharmacy payment cutoff			0.5	(2.9)
All other			(0.1)	(0.1)
DCP - end of period			54.2	53.5

S-20

Humana Inc.
Footnotes to Statistical Schedules and Supplementary Information
3Q11 Earnings Release

(A) The Medicaid and other category includes the company’s Medicaid business as well as the closed block of long-term care.
(B) The ASO and other category is primarily comprised of ASO fees and other ancillary services fees.
(C) The operating cost ratio is defined as operating costs as a percent of total revenues excluding investment income.
(D) LI-NET is the CMS Limited Income Newly Eligible Transition program, operated by Humana, to provide Part D prescription drug coverage for all uncovered
Full Duals and SSI-only beneficiaries on a retroactive basis and all uncovered LIS eligible beneficiaries on a current basis.
(E) Other supplemental benefits include life, disability, and fixed benefit products including cancer and critical illness policies.
(F) Computed based on average membership for the period (i.e., monthly ending membership during the period divided by the number of months in the period).
(G) Military services revenues are generally not contracted on a per-member basis.
(H) Includes premiums associated with Medicaid and the closed block of long-term care as well as services revenue.
(I) Duration is the time-weighted average of the present value of the bond portfolio cash flows.
(J) IBNR represents an estimate of benefit expenses payable for claims incurred but not reported (IBNR) at the balance sheet date. The level of IBNR is primarily impacted by membership levels, benefit claim trends and the receipt cycle time, which represents the length of time between when a claim is initially incurred and when the claim form is received (i.e. a shorter time span results in lower reserves for claims IBNR). Other benefits payable includes amounts payable to providers under capitation arrangements.
(K) Unprocessed claim inventories represent the estimated valuation of claims received but not yet fully processed.
(L) Processed claim inventories represent the estimated valuation of processed claims that are in the post-claim-adjudication process, which consists of administrative functions such as audit and check batching and handling.
(M) The balance due to the company's pharmacy benefit administrator fluctuates as a result of the number of business days in the last payment cycle of the month. Payment cycles are every 8 days (8(th), 16(th), and 24th of month) and the last day of the month.
(N) Military services benefits payable primarily consist of IBNR and to a lesser extent risk share payables to the Department of Defense and liabilities to subcontractors.
(O) The table excludes activity associated with military services benefits payable, because the federal government bears a substantial portion of the risk associated with financing the cost of health benefits. More specifically, the risk-sharing provisions of the military services contracts with the federal government and with subcontractors effectively limit profits and losses when actual claim experience varies from the targeted claim amount negotiated annually. As a result of these contract provisions, the impact of changes in estimates for prior year military services benefits payable are substantially offset by the associated changes in estimates of revenue from health care services reimbursements. As such, any impact on the company's results of operations is reduced substantially, whether positive or negative.
(P) Amounts incurred related to prior years vary from previously estimated liabilities as the claims ultimately are settled. Negative amounts reported for incurred related to prior years result from claims being ultimately settled for amounts less than originally estimated (favorable development). There were no changes in the approach used to determine the company's estimate of claim reserves during the quarter.
(Q) Future policy benefit expense has a related liability classified as a long-term liability on the balance sheet.
(R) Benefits reserves statistics represents fully-insured medical claims data and excludes military services claims data and specialty benefits.
(S) The receipt cycle time measures the average length of time between when a claim was initially incurred and when the claim form was received. Receipt cycle time data for the company's largest claim processing platforms represent approximately 92% of the company's fully-insured medical claims volume.
Pharmacy and specialty claims, including dental, vision and other supplemental benefits, are excluded from this measurement.
(T) A common metric for monitoring benefits payable levels relative to the benefit expense is days in claims payable, or DCP, which represents the benefits payable at the end of the period divided by average benefit expenses per day in the quarterly period. Since the company has some providers under capitation payment arrangements (which do not require a benefits payable IBNR reserve), the company has also summarized this metric excluding capitation expense.
In addition, this calculation excludes the impact of the company's military services and stand-alone PDP business.
(U) DCP fluctuates due to a number of issues, the more significant of which are detailed in this rollforward. Growth in certain product lines can also impact DCP for the quarter since a provision for claims would not have been recorded for members that had not yet enrolled earlier in the quarter, yet those members would have a provision and corresponding reserve recorded upon enrollment later in the quarter. This analysis excludes the impact of military services and Medicare stand-alone PDPs upon DCP.

S-21

CONTACT:
Humana Inc.
Investor Relations:
Regina Nethery, 502-580-3644
Rnethery@humana.com
or
Corporate Communications:
Tom Noland, 502-580-3674
Tnoland@humana.com